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Joseph Stevens & Company, Inc.
33 Maiden Lane
New York, NY  10038

Ladies and Gentlemen:

             The undersigned is the holder of certain warrants ("Warrants") to purchase common stock, no par value ("Common Stock") of Hawaiian Natural Water Company, Inc. (the "Company") which Warrants are automatically convertible into a like number of Redeemable Warrants (as defined below) of the Company upon the consummation of an underwritten public offering of equity securities including Redeemable Warrants. In order to induce Joseph Stevens & Company, Inc. (the "Underwriter") and the Company to enter into an underwriting agreement with respect to a public offering of units (the "Units") issued by the Company, each Unit consisting of one share of Common Stock and one Redeemable Common Stock Purchase Warrant (each a "Redeemable Warrant") exercisable into one share of Common Stock of the Company, the undersigned, intending to be legally bound, hereby agrees that he, she or it will not, directly or indirectly, issue, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Warrants, Redeemable Warrants or shares of Common Stock issuable upon exercise of the Warrants or the Redeemable Warrants (collectively the "Securities") (either pursuant to Rule 144 of the regulations under the Securities Act of 1933, as amended, or otherwise) whether or not beneficially owned by the undersigned, or dispose of any beneficial interest therein, (i) for a period commencing on the date hereof and ending twelve (12) months following the effective date of the registration statement (the "Registration Statement") relating to the underwritten public offering of Units issued by the Company (the "Twelve Month Period"), and (ii) for an additional six (6) month period commencing upon the expiration of the Twelve Month Period without the prior written consent of the Underwriter.

             In addition, the undersigned agrees that for the period commencing on the date hereof and extending twenty-four (24) months following the effective date of the Registration Statement, any sales of Securities shall be made through the Underwriter in accordance with its customary brokerage policies, either on a principal or agency basis.

             In order to enable the aforesaid covenants, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the Transfer Agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned.

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             This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of laws principles.

Dated: ____________________, 1997


_______________________________
Address (Please print or type)


_______________________________


_______________________________


_______________________________
Name (Please print or type)


_______________________________
Signature


__________________________________________
Social Security or Federal Tax I.D. Number


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